EXHIBIT 10.3

DATED  6 June 2011

PACKETEXCHANGE (IRELAND) LIMITED (1)

and

SILICON VALLEY BANK (2)

_______________________________

DEBENTURE

_______________________________

DFMG Solicitors
Embassy House
Ballsbridge
Dublin 4

THIS DEBENTURE is dated 6 June 2011

and made BETWEEN:

(1)	PACKETEXCHANGE (IRELAND) LIMITED, a company incorporated and registered in Ireland under company number 373202, whose registered office is at 24 – 26 City Quay, Dublin 2 (“the Chargor”);

and

(2)	SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, U.S.A. (“the Bank”).

WHEREAS:

(A)
The Bank has made available jointly to Global Telecom & Technology, Inc (a company incorporated and registered in the State of Delaware, U.S.A.) (“GTTI”), Global Telecom & Technology Americas, Inc (a company incorporated and registered in the State of Virginia, U.S.A.) (“GTTA”), GTT-EMEA Ltd. (a company incorporated and registered in England and Wales) (“EMEA”) and WBS Connect LLC (a company incorporated in the State of Colorado, U.S.A.) (“WBS”) (and GTTI, GTTA, EMEA and WBS are together “the Existing Borrowers”), under the terms of the loan and security agreement entered into on 30 September 2010 between the Bank, GTTI, GTTA, EMEA and WBS (“the Loan and Security Agreement”), a revolving loan facility of a maximum amount of $5,000,000 (five million US dollars) (“the Revolving Facility”) and a term loan facility of $10,000,000 (ten million US dollars) (“the Term Loan”).

(B)
The Bank has agreed to make available jointly to the Existing Borrowers and the New Borrowers (as defined below) under the terms of the Loan and Security Agreement (as amended by a joinder and first loan modification agreement to be entered into on or about the date of this Debenture between the Bank, the Existing Borrowers and the New Borrowers (as defined below) (“the Amendment Agreement”) the Revolving Facility and a further term loan facility of $15,000,000 (fifteen million US dollars) (“the 2011 Term Loan”) which will be used in part to repay the amount currently outstanding in respect of the Term Loan and in part to pay part of the purchase price, fees and expenses incurred in connection with the proposed acquisition by EMEA of the entire issued share capital of the Chargor  (which is the parent company of the PacketExchange (Europe) Limited (“PELTD”) which, in turn, is the parent company of PacketExchange Limited and PacketExchange (Metro) Limited).  The Chargor, PacketExchange (USA), Inc (which is a subsidiary of the Chargor), PacketExchange, Inc (which is also a subsidiary the Chargor) and the PELTD are together “the New Borrowers”.

(C)	It is a condition precedent to the continued availability of the Revolving Facility and the availability of the 2011 Term Loan that the Chargor enters into this Debenture.

WITNESSES as follows:

1.	Definitions and Interpretation

1.1.	In this Debenture:

“PELTD” means PacketExchange (Europe) Limited, a company incorporated and registered in England and Wales under company number 05164474;

Shares” means:

(i)	the 17,085 ordinary shares of $1.00 each in the capital of PELTD held by the Chargor;

(ii)	the 2 ordinary shares of £1.00 in the capital of PELTD held by the Chargor;

(iii)	the beneficial ownership of 1,000 ordinary shares of £1.00 each in the capital of PacketExchange Limited;

(iv)	the 1 ordinary share of $1.00 in the capital of PacketExchange (Singapore) Pte Limited held by the Chargor;

(v)	the ¥100 shares in the capital of PacketExchange KK held by the Chargor;

(vi)	the 1 ordinary share of $1.00 in the capital of PacketExchange (Hong Kong) Limited held by the Chargor;

(vii)	the 1,000 ordinary shares of $1.00 each in the capital of PacketExchange, Inc held by the Chargor;

(viii)	the 1,000 ordinary shares of $0.001 each in the capital of PELTD held by the Chargor.

1.2.	In this Debenture:

1.2.1.
except where the context otherwise requires, a reference to a statute or statutory provision includes a reference to any subordinate legislation made under that statute or statutory provision, to any modification, re-enactment or extension of that statute or statutory provision and to any former statute or statutory provision which it consolidated or re-enacted before the date of this Debenture;

1.2.2.
except where the context otherwise requires, a reference to any agreement or document (including the Loan and Security Agreement and this Debenture) includes the same as may have been, or may from time to time be, varied, amended, supplemented, substituted, novated or assigned howsoever fundamentally and whether or not the same results in any increased liability on the part of any person (including in respect of fees or rates of interest) including, in respect of the Loan and Security Agreement, as the same has been varied, amended and/or supplemented by the Amendment Agreement;

1.2.3.
except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; references to persons include corporations, partnerships and other unincorporated associations or bodies of persons and vice versa; and

1.2.4.	unless otherwise stated, a reference to a clause or a sub-clause is a reference to a clause or a sub-clause of this Debenture.

1.3.	Headings in this Debenture are for ease of reference only and do not affect the construction of any provision.

2.	Covenant to pay

The Chargor covenants to pay and discharge to the Bank on demand, when the same shall be or become due, all monies obligations and liabilities whatsoever whether for principal, interest (to the date of discharge in full) or otherwise in whatever currency which may now or at any time in the future be due owing or incurred (whether actual or contingent and whether alone, severally or jointly or as principal, guarantor, surety or otherwise and in whatever name or style) by the Chargor to the Bank under or in connection with the Loan and Security Agreement or this Debenture or any of the other Loan Documents (as defined in the Loan and Security Agreement).

3.	Charge

3.1.
The Chargor, as beneficial owner  and as a continuing security for the payment or discharge of all monies obligations and liabilities covenanted to be paid or discharged by the Chargor under this Debenture together with all reasonable costs and expenses incurred by the Bank in relation to this Debenture or the monies obligations and liabilities hereby secured, hereby charges:

3.1.1.	by way of first fixed charge:

3.1.1.1.
all freehold leasehold and other immovable property now or in the future belonging or charged to the Chargor (and the Chargor assents to the registration of this charge as a burden on all property affected thereby) together with all buildings, trade and other fixtures, fixed plant and machinery of the Chargor from time to time thereon and the proceeds of sale thereof;

3.1.1.2.
all equipment plant machinery vehicles tools furniture fittings computers and other tangible moveable property now or in the future belonging to the Chargor (or rights to use any of the same) and the full benefit of any warranties or maintenance contracts for any of the same;

3.1.1.3.
all present and future book debts and other debts and other monies due owing payable or incurred to the Chargor now or in the future (“the Debts”) and the benefit of any guarantees, indemnities or other assurances in respect of the Debts and the proceeds of payment or realisation of each of the Debts;

3.1.1.4.
all funds standing to the credit of the Chargor from time to time on any  account with the Bank or any other bank or   financial institution and all rights deriving therefrom (including the right to interest);

3.1.1.5.	all stocks shares and other securities now or in the future belonging to the Chargor (including without limitation the Shares) together with all dividends and other rights deriving therefrom;

3.1.1.6.	all bills of exchange promissory notes and negotiable instruments of any description now or in the future beneficially owned by the Chargor;

3.1.1.7.	all the goodwill of the Chargor and its uncalled capital for the time being;

3.1.1.8.
all rights and interests in and claims under all policies of insurance and assurance held or to be held by or inuring to the benefit of the Chargor and the benefit of all rights and claims to which the Chargor is now or may be entitled under any contracts;

3.1.1.9.	the benefit of all licences, consents and authorisations held or utilised by the Chargor now or in the future in connection with its business or the use of any of its assets; and

3.1.1.10.
the benefit of all patents, patent applications, inventions, trade marks, service marks, designs, design rights, trade names, copyright, know-how and all other intellectual property rights (in each case, whether or not registered) and all applications and rights to apply for registration and all fees royalties and other rights of every kind deriving therefrom now or in the future belonging to the Chargor (“Intellectual Property Rights”); and

3.1.2.
by way of first floating charge the whole of the Chargor’s undertaking and all its property and assets whatsoever and wheresoever present and future other than the property and assets from time to time effectively charged to the Bank by way of legal mortgage or fixed charge by this Debenture.

3.1.3.	The Bank may by notice to the Chargor convert the floating charge created by the Chargor under this Debenture into a fixed charge as regards any of the Chargor’s assets specified in that notice, if:

3.1.3.1.	the Bank considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy;

3.1.3.2.
the Chargor fails to comply, or takes or threatens to take any action which, in the opinion of the Bank, is likely to result in it failing to comply, with its obligations under clause 4 in respect of those assets; or

3.1.3.3.	an event occurs which the Bank considers could affect the priority of this Security.

3.1.4.
The floating charge created under this Debenture will (in addition to the circumstances in which the same will occur under general law) automatically convert into a fixed charge over all of the Chargor’s assets, if:

3.1.4.1.	an examiner is appointed or a petition is presented to appoint an examiner to the Chargor or or where the protection of the court is sought by the Chargor;

3.1.4.2.	a resolution is passed or an order is made for the insolvency or re-organisation of the Chargor;

3.1.4.3.	a petition is presented for the compulsory winding up of the Chargor;

3.1.4.4.	a meeting is convened for the passing of a resolution for the voluntary winding up of the Chargor;

3.1.4.5.	the Chargor ceases to carry on its business or be a going concern without the prior written consent of the Bank;

3.1.4.6.	any person levies or attempts to levy any distress, execution or other process against any asset of the Chargor;

3.1.4.7.	any other event occurs resulting in the conversion into a fixed charge of any other floating charge given by the Chargor to any person including the Bank;

3.1.4.8.
other than as permitted under the Loan and Security Agreement or this Debenture the Chargor resolves to take or takes any step to; (a) create a mortgage charge pledge lien or other security interest over any of its assets; (b) create a trust over any of its assets; or (c) dispose of any of its assets (except by way of sale in the ordinary course of the Chargor’s business);

3.1.5.
The giving by the Bank of a notice under paragraph 3.1.3 above in relation to any asset of the Chargor will not be construed as a waiver or abandonment of the Bank’s rights to give any other notice in respect of any other asset or of any other right of the Bank under this Debenture.

3.1.6.
Any asset acquired by the Chargor after the crystallisation of the floating charge created under this Debenture over all of the assets of the Chargor not otherwise subject to a fixed charge which, but for such crystallisation, would be subject to a floating charge shall (unless the Bank confirms in writing to the contrary) be charged by way of fixed charge.

3.2.
The security from time to time constituted by or pursuant to this Debenture shall be in addition to and shall not prejudice determine or affect any other security which the Bank may from time to time hold for or in respect of all or any part of the monies obligations and liabilities hereby secured. No prior security held by the Bank over the property charged by this Debenture or any part of it shall merge in the security created hereby or pursuant hereto which will remain in force and effect as a continuing security until discharged by the Bank.

4.	Restrictions on Dealing

4.1.	The Chargor shall not without the prior written consent of the Bank:

4.1.1.
create or attempt or agree to create or permit to subsist any mortgage charge (fixed or floating) pledge lien (other than a lien arising by operation of law) or other security interest on any of its assets other than this Debenture and Permitted Encumbrances;

4.1.2.
other than in respect of Permitted Liens  and Permitted Investments (as defined in the Loan and Security Agreement) and other than as otherwise specifically permitted in the Loan and Security Agreement, sell assign transfer lease lend or otherwise dispose of the whole or any part of its undertaking or (save for any sale of Inventory (as defined in the Loan and Security Agreement) in the normal course of trading at not less than market value) of its assets  enter into any agreement or grant any option for any such sale assignment transfer lease loan or other disposal; and

4.1.3.
pull down or remove or redevelop or make any material alteration to the whole or any part of any buildings or sever unfix or remove any fixtures or remove any plant or machinery belonging to or in use by the Chargor except for the purpose of effecting repairs or replacing the same .

5.	Representations, Warranties and Covenants by the Chargor

5.1.	The Chargor represents and warrants to the Bank and undertakes that:

5.1.1.	it has and will at all times have the necessary power and authority to enter into and perform its obligations under this Debenture;

 Subject to the Reservations:

5.1.2.
this Debenture constitutes its legal valid binding and enforceable obligations and is a security over the relevant assets of the Chargor effective in accordance with its terms except that no representation is given as to whether or not security is fixed or floating;

5.1.3.
its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Debenture do no conflict with, or exceed any charging or other power or restriction granted or imposed by:

(a)	any law or regulation applicable to it (including Section 60 of the Companies Act 1963 and Section 31 of the Companies Act 1990); or

(b)	its constitutional documents;

5.1.4.
all necessary authorisations and consents to enable or entitle it to enter into this Debenture and to enable it to carry on its business as it is currently being conducted have been obtained and will remain in full force and effect during the subsistence of the security constituted by this Debenture;

5.1.5.
no Event of Default under Article 8 of the Loan and Security Agreement has occurred and/or is continuing and, so far as the Chargor is aware, no event has occurred which with the giving of notice or lapse of time or both would constitute such an event;

5.1.6.	there are no legal proceedings pending or threatened before any court or tribunal which will adversely affect the Chargor’s financial situation;

5.1.7.
there are no other mortgages charges (fixed or floating) pledges liens or other security interests affecting any of the Chargor’s assets existing at the date of this Debenture (other than Permitted Encumbrances);

5.1.8.
it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or, to the best of its knowledge and belief, threatened against it for its winding-up, liquidation, examination, dissolution or re-organisation or for the appointment of a receiver, examiner, trustee or similar officer of any or all of its assets or revenues;

5.1.9.
all information supplied by the Chargor or its agents to the Bank or its agent on or prior to the date of this Agreement was at the time supplied and remains at the date of this Debenture true, complete and accurate in all respects.

"Reservations" means:

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of Irish stamp duty may be void and defences of set-off or counterclaim; and

similar principles, rights and defences under the laws of any Relevant Jurisdiction.

"Relevant Jurisdiction" means, in relation to a Borrower:

its jurisdiction of incorporation;

any jurisdiction where any asset subject to or intended to be subject to the Collateral to be created by it is situated;

any jurisdiction where it conducts its business; and

the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

5.2.	The Chargor warrants with the Bank to:

5.2.1.
keep all buildings and all vehicles plant machinery fixtures and fittings owned by the Chargor in good repair and condition and permit any person or persons nominated by the Bank free access at all reasonable times to view the state and condition thereof;

5.2.2.
insure and keep insured such of its property as is insurable with such insurer and against such risks and in such amounts and otherwise in such terms as the Bank may require and will maintain such other insurances as are normally maintained by prudent companies carrying on similar businesses with the interest of the Bank noted upon all policies of such insurance or, if the Bank shall require and if it is reasonably practicable to do so, in the joint names of the Chargor and the Bank and the Chargor will deposit with the Bank all such policies and receipts for all premium and other payments necessary for effecting and maintaining such insurances;

5.2.3.	apply any insurance proceeds in making good the loss or damage or at the Bank’s option in or towards the discharge of the monies obligations and liabilities secured by this Debenture;

5.2.4.
punctually pay all rents taxes duties assessments debts and other outgoings and observe and perform all restrictive and other covenants under which any of the property subject to this Debenture is held;

5.2.5.
deal with the Debts (and the proceeds thereof)  in accordance with any directions from time to time given in writing by the Bank and in default of and subject to any such directions deal with the same only in the ordinary and proper course of its trading business (and for this purpose the realisation of debts by means of block discounting factoring or the like shall not be regarded as dealing in the ordinary and proper course of its trading business);

5.2.6.
at any time after this Debenture has become enforceable immediately at the request of the Bank execute a legal assignment (in such form as the Bank may require) of any of the Debts to the Bank, give notice thereof to the relevant debtor(s) and take such other steps as the Bank may require to perfect such legal assignment;

5.2.7.
at any time after this Debenture has become enforceable deal with all licence fees royalties and other monies deriving from its intellectual property in accordance with any directions from time to time given in writing by the Bank;

5.2.8.	preserve, maintain and renew as and when necessary all Intellectual Property Rights which are material to the Chargor’s business and conduct its business in such a way as not to endanger or lead to the cancellation or suspension of any such material Intellectual Property Rights or cause any penalty or disqualification;

5.2.9.
subject to the rights of any prior mortgagee and upon the request of the Bank deposit with the Bank all deeds certificates and documents constituting or evidencing title to the property or any part thereof charged by this Debenture (including without limitation all certificates or other documents of title relating to all stocks shares and other securities now or in the future belonging to the Chargor) and all insurance policies;

5.2.10.
comply with the provisions of all present or future statutes and directives and every notice order direction licence consent or permission given or made under any of the foregoing and the requirements of any competent authority so far as any of the same shall relate to its assets or their use or anything done on any property belonging to or occupied by the Chargor;

5.2.11.
provide the Bank with all financial and other information with respect to the assets, liabilities and affairs of the Chargor and its subsidiaries and associated companies (if any) that the Bank may from time to time require subject always to the Bank adhering to any general duties of confidentiality implied by law and the provisions of Section 12.10 of the Loan and Security Agreement in respect of such information.

5.3.	The Chargor represents and warrants to the Bank and undertakes that:

5.3.1.
it is and will remain the sole legal and beneficial owner and registered holder of the Shares and any other property charged by clause 3.1.1.5 of this Debenture free from any encumbrance other than this Debenture and any Permitted Liens (as defined in the Loan and Security Agreement);

5.3.2.
it has not sold or otherwise disposed of or agreed to sell or otherwise dispose of or granted or agreed to grant any option in respect of all or any of its right title and interest in and to the Shares or any other property charged by clause 3.1.1.5 of this Debenture or any part of it and will not do any of the foregoing at any time during the subsistence of this Debenture;

5.3.3.
the Shares and any other property charged by clause 3.1.1.5 of this Debenture have been duly authorised and validly issued and are and will be free from any restrictions on transfer or rights of pre-emption where any such transfer is in favour of (i) the Bank, (ii) any nominee of the Bank, (iii) a purchaser of such shares from the Bank (or its nominee) or (iv) a purchaser of such shares from any receiver, administrative receiver or administrator appointed by the Bank; and

5.3.4.
the Shares and any other property charged by clause 3.1.1.5 of this Debenture are fully paid up and there are no monies or liabilities outstanding in respect of any of the Shares and any other property charged by clause 3.1.1.5 of this Debenture.

5.4.	The Chargor warrants with the Bank and undertakes to:

5.4.1.
procure as necessary, all consents, waivers, approvals and permissions which are necessary, under the articles of association of either of the Subsidiaries or any other relevant company or otherwise, for the transfer of the Shares and any other property charged by clause 3.1.1.5 of this Debenture to the Bank or its agent(s) or its nominee(s) or to a purchaser at any time after this Debenture has become enforceable; and

5.4.2.
procure the amendment of the share transfer provisions of the articles of association of any of the Subsidiaries or any other relevant company in such manner as the Bank may require in order to permit such a transfer.

5.5.
The Chargor warrants with the Bank and undertakes to ensure (insofar as it is able by the exercise of all voting rights, powers of control and other means available to it) that neither of the Subsidiaries nor any other relevant company will:

5.5.1.	consolidate or subdivide any of its stock or shares or reduce or reorganise its share capital in any way; or

5.5.2.	issue any new shares or stock; or

5.5.3.	refuse to register any transfer of any of its shares which may be lodged for registration by or on behalf of the Bank or its nominee.

5.6.	After this Debenture has become enforceable:

5.6.1.
all dividends, interest and other distributions paid in respect of the Shares and any other property charged by clause 3.1.1.5 of this Debenture and received by or on behalf of the Chargor shall be held on trust for the Bank and forthwith paid into an account designated by the Bank or, if received by the Bank, may be applied by the Bank as though they were the proceeds of sale; and

5.6.2.
all voting and other rights and powers attaching to the Shares and any other property charged by clause 3.1.1.5 of this Debenture shall be exercised by, or at the direction of, the Bank and the Chargor shall, and shall procure that its nominees shall, comply with any directions the Bank may, in its absolute discretion, give concerning the exercise of those rights and powers.

5.7.
The Chargor shall deposit with the Bank or its agent(s) or nominee(s) all stock or share certificates or other documents of title to or representing the Shares and any other property charged by clause 3.1.1.5 of this Debenture together with such duly executed transfers or assignments with the name of the transferee date and consideration left blank as the Bank may require to enable the Bank to vest title to all or any of the Shares and any other property charged by clause 3.1.1.5 of this Debenture in the Bank or its agent(s) or nominee(s) or any purchaser to the intent that the Bank may at any time after this Debenture has become enforceable without notice present them for registration.

5.8.
If the Chargor shall fail to satisfy the Bank that it has performed any of its obligations under this clause 5 then the Bank may take such steps as it considers appropriate to procure the performance of such obligation and shall not thereby be deemed to be a mortgagee in possession and the monies expended by the Bank shall be reimbursed by the Chargor on demand on a full indemnity basis and be secured on the property charged by this Debenture.

6.	Enforcement

6.1.	This Debenture shall become enforceable:

6.1.1.	upon the occurrence of any Event of Default under Article 8 of the Loan and Security Agreement; or

6.1.2.
upon the presentation of a petition for the winding up of the Chargor the making of an order for the winding up of the Chargor or the passing by the Chargor of a resolution for voluntary winding up save where the winding-up petition is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement; or

6.1.3.
if an encumbrancer shall take possession of or a receiver shall be appointed over or any secured creditor of the Chargor shall seek to enforce its security in respect of all or any of the property or assets charged by this Debenture; or

6.1.4.
if a petition is presented or if the Chargor or its directors resolve to present a petition for an administration order in relation to the Chargor or if an administration application is made or filed in relation to the Chargor if a notice of intention to appoint an administrator in relation to the Chargor is given or if any notice of appointment of an administrator in relation to the Chargor is made or filed; or

6.1.5.	if the Chargor shall enter into any composition or arrangement for the benefit of its creditors.

6.2.
The power of sale and any other power conferred on a mortgagee by law as varied or extended by this Debenture will be immediately exercisable at any time after this Debenture has become enforceable.  Any restriction imposed by law (including under the Act) on the power of sale does not apply to this Debenture.

6.3.
For the purposes of all powers implied by law, the all sums due hereunder are deemed to have become due and payable on the date of this Debenture but such power shall not be exercised by the Bank until this Debenture has become enforceable.

6.4.
At any time after the security constituted by this Debenture has become enforceable the power of sale and all other powers conferred on mortgagees by law (including by the Land and Conveyancing Law Reform Act 2009 (“the  Act)) shall be exercisable immediately without any requirement:

6.4.1	for the occurrence of any of the events specified in Section 100 (1) of the Act; or

6.4.2	to give any notice to the Chargor specified in Section 100(1) of the Act; or

6.4.3	to obtain the consent of the Chargor or a court order authorising the exercise of the power of sale under Sections 100(2) or 100(3) of the Act; or

6.4.4	to give any notice to the Chargor under Section 103(2) of the Act.

6.4.5	Sections 94 and 101 of the Act shall not apply to this Debenture.

6.5.	Any restriction imposed by law on the right of a mortgagee to consolidate mortgages does not apply to this Debenture .

6.6.
At any time after the security constituted by this Debenture has become enforceable and without any requirement to obtain the consent of the Chargor or an order for possession under Sections 97 or 98 of the Act, the Bank may without further notice or demand enter into possession of the Chargor’s assets or any part thereof.  The rights of the Bank under this clause are without prejudice to and in addition to any right of possession (express or implied) to which it is at any time otherwise entitled (whether by virtue of this Debenture, operation of law, contract or otherwise). For the avoidance of doubt, Sections 97 and 98 of the Act shall not apply to this Debenture.

6.7.	Neither the Bank nor any Receiver will be liable, by reason of entering into possession of any of the Chargor’s assets:

6.7.1	to account as mortgagee in possession or for any loss on realisation or in connection with the Chargors assets; or

6.7.1	for any default or omission for which a mortgagee in possession might be liable.

6.8.	Each Receiver and the Bank is entitled to all the rights, powers, privileges and immunities conferred by law (including the Act) on mortgagees and receivers duly appointed under any law (including the Act), but so that the power of sale and other powers by any law (including the Act) shall be as varied and modified by this Debenture.

6.9.
The statutory powers of leasing conferred on the Bank and any Receiver are extended so as to authorise the Bank and any Receiver to lease, make arrangements for leases, accept surrenders of leases and make agreements to accept surrenders of leases as it or he may think fit and without any requirement to comply with any restrictions imposed by law (including any provision of Sections 112 to 114  of the the Act. Without prejudice to the generality of the foregoing the Bank and any Receiver may exercise the statutory power to accept surrenders of leases conferred by the Act for any purpose that it or he thinks fit and not merely for the purpose of granting new leases under Section 112 of the Act and any new lease granted by the Bank or any Receiver following the acceptance of a surrender need not comply with the requirements of Section 114 of the Act.

6.10.	No person (including a purchaser) dealing with the Bank or a Receiver or its or his agents will be concerned to enquire:

6.10.1.	whether any sums due hereunder have become payable or remain due;

6.10.2.	whether any power which the Bank or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

6.10.3.	how any money paid to the Bank or to that Receiver is to be applied; or

6.10.4.	as to the status, propriety or validity of the acts of the Bank or Receiver.

6.11.
Subject to Clause 19.8, all the protections for purchasers contained in Sections 105, 106 and 108(5) of the Act shall apply to any person purchasing from, or dealing with the Bank or any Receiver, delegate or sub-delegate in like manner as if the statutory powers of sale and of appointing a Receiver in relation to the Chargors assets had not been varied or extended by this Debenture.

6.12.
The receipt by the Bank or any Receiver shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any monies paid to or by the direction of the Bank or any Receiver.

6.13.
The Chargor shall pay to the Bank, immediately on demand, the costs and expenses incurred by the Bank in connection with any such redemption and/or transfer, including the payment of any principal or interest.

7.	Receiver

7.1
At any time after this Debenture has become enforceable or if the Chargor so requests in writing the Bank may without further notice to the Chargor appoint by writing under hand or under seal any one or more persons either singly jointly severally or jointly and severally to be a receiver, receiver and manager or administrative receiver (each a “Receiver”) of all or any part or parts of the property charged by this Debenture and either at the time of appointment or any time thereafter may fix his or their remuneration and except as otherwise required by statute may remove any such Receiver and appoint another or others in his or their place.

7.2
Any Receiver shall be the agent of the Chargor and the Chargor alone shall be responsible for such agent’s acts and defaults and liable under any contracts or engagements made or entered into by such agent and the Bank shall in no way be responsible for such agent’s misconduct, negligence or default.

7.3
The remuneration of any Receiver shall form part of the sums secured under this Debenture and accordingly shall be secured on such part of the property charged by the debenture in respect of which he has been appointed.

7.4
Any Receiver whish shall include joint receivers acting jointly or severally shall have power (in the name of the Chargor or otherwise and in such manner and on such terms and conditions as he shall think fit) to:

7.4.1	take possession of collect and get in all or any part of the property (or related rents or income) in respect of which he is appointed and for that purpose to take any proceedings;

7.4.2	carry on or concur in carrying on the business of the Chargor and to raise money from the Bank or others on the security of any property charged by this Debenture;

7.4.3	purchase or acquire any land and purchase, acquire and grant any interest in or right over land;

7.4.4
sell or concur in selling let or concur in letting and terminate or accept surrenders of leases or tenancies of any of the property charged by this Debenture in respect of which he has been appointed and to carry any such transactions into effect;

7.4.5	sell, assign let or otherwise dispose of or concur in selling, assigning, letting or otherwise disposing of all or any of the debts and any other property in respect of which he is appointed;

7.4.6	make any arrangement or compromise or enter into any contracts between the Chargor and any other person which he may think expedient;

7.4.7	make and effect all repairs improvement and insurances;

7.4.8	purchase materials tools equipment goods or supplies;

7.4.9	call up any uncalled capital of the Chargor with all the powers conferred by the Articles of Association of the Chargor in relation to calls;

7.4.10	employ engage and appoint managers and other employees and professional advisers;

7.4.11
do all such other acts and things as may be considered to be incidental or conducive to any other matters or powers aforesaid or to the realisation of the security constituted by this Debenture and which he lawfully may or can do.

8.	Application of Proceeds

8.1	Unless otherwise determined by the Bank, any monies received by the Bank or a Receiver after this Debenture has become enforceable shall be applied by the Bank in the following order of priority:

8.1.1
in or towards payment of or provision for all costs and expenses incurred by the Bank or any Receiver under or in connection with this Debenture and of all remuneration due to any Receiver under or in connection with this Debenture;

8.1.2	in or towards the satisfaction of the monies obligations and liabilities secured by this Debenture in such order as the Bank in its absolute discretion thinks fit;

8.1.3	in payment of the surplus (if any) to the Chargor or other person entitled to it.

8.2	This clause is subject to the payment of any claims having priority over this Debenture.

8.3
All monies received recovered or realised by the Bank under this Debenture may be credited at the discretion of the Bank to any suspense or impersonal account and may be held in such account for so long as the Bank shall think fit pending its application from time to time in or towards the discharge of any of the monies obligations and liabilities secured by this Debenture.

8.4	Section 106(3), Section 107 and Section 109 of the Act shall not apply to the application of any monies received or realised under the powers conferred by this Debenture.

9.	Entry into Possession

9.1
If the Bank or any Receiver shall enter into possession of the property hereby charged or any part thereof it or he may from time to time and at any time go out of such possession. Neither the Bank nor any Receiver shall in any circumstances (either by reason of any entry into or taking of possession of any such property or for any other reason and whether as mortgagee in possession or on any other basis) other than its gross negligence or wilful misconduct be liable to account to the Chargor for anything except its or his actual receipts or be liable to the Chargor for any loss or damage arising from any realisation of the property hereby charged or from any act default or omission in relation thereto.

10.	Power of Attorney

10.1
The Chargor irrevocably appoints, by way of security, the Bank, any Receiver and any person nominated by the Bank jointly and also severally to be the attorney of the Chargor with the power of substitution and in its name and otherwise on its behalf and as its act and deed, regardless of whether this Debenture has become enforceable, to sign or execute all deeds instruments and documents and do any acts and things which:

10.1.1	the Chargor is required to sign or execute and/or do under this Debenture; and/or

10.1.2
any such attorney may require or deem proper for any of the purposes of this Debenture and/or to facilitate the exercise of any of the rights, powers, authorities and/or discretions conferred by this Debenture or by law on the Bank or any Receiver.

10.2	The Chargor agrees to ratify and confirm anything such attorney shall lawfully and properly do in accordance with this provision.

11.	Currency Indemnity

11.1
If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Debenture it becomes necessary to convert into the currency of such jurisdiction ("the Judgment Currency") any amount due under this Debenture in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day (as defined in the Loan and Security Agreement) before the day on which judgment is given.  For this purpose "rate of exchange" means the spot rates at which the Bank will on the relevant date at or about 12 noon Irish time sell such currency against the Judgment Currency.  In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Chargor will on the date of payment pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Debenture in such other currency.  Such additional amounts (if any) payable under this Clause will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Debenture.

12.	New Accounts

12.1
If the Bank shall at any time receive actual or constructive notice of any charge or other interest affecting any part of the property hereby charged then the Bank may open a new account or accounts for the Chargor and if the Bank does not do so then the Bank shall be treated as if it had in fact done so at the time when it received or was deemed to receive notice and as from that time all payments made by the Chargor to the Bank shall be credited or treated as having been credited to the new account and shall not operate or reduce the amount secured by this Debenture at the time when the Bank received or was deemed to have received such notice.

13.	Further Assurance

13.1
The Chargor shall at its own cost whenever requested by the Bank immediately execute and sign all such deeds and documents and do all such things as the Bank may require for the purpose of perfecting or more effectively providing security to the Bank for the payment and discharge of the monies obligations and liabilities secured by this Debenture or to facilitate the realisation of the property and assets mortgaged and charged by this Debenture or the exercise of any rights vested in the Bank or any Receiver.

14.	Set-off

14.1
The Bank may at any time after this Debenture has become enforceable and without notice to the Chargor combine or consolidate all or any of the Chargor’s then existing accounts with and liabilities to the Bank and set off or transfer any sum or sums standing to the credit of any one or more of such accounts in or towards satisfaction of any of the liabilities of the Chargor to the Bank on any other account or in any other respects.  The Bank shall notify the Chargor that such a transfer has been made.

15.	Costs and Indemnity

15.1
All costs and expenses incurred by the Bank in relation to this Debenture or the monies obligations and liabilities hereby secured including without limitation and for the avoidance of doubt all amounts the Bank may from time to time require to compensate it for his internal management and administrative costs and expenses shall be reimbursed by the Chargor to the Bank on demand on a full indemnity basis and until so reimbursed shall carry interest at the rate of 3 per cent above the base rate of Barclays Bank Plc from time to time from the date of demand to the date of reimbursement and be secured on the property charged by this Debenture.  A certificate signed by the Bank as to the amount of such costs and expenses shall be conclusive and binding upon the Chargor.

15.2
The Bank and every Receiver attorney or other person appointed by the Bank under this Debenture and their respective employees (“the Indemnified Persons”) shall be entitled to be indemnified on a full indemnity basis out of the property charged by this Debenture in respect of all liabilities and expenses incurred by any of them in or directly or indirectly as a result of the exercise or purported exercise of any of the powers authorities or discretions vested in them under this Debenture and against all actions proceedings losses costs claims and demands (save where the same is due to the gross negligence or wilful misconduct of any of the Indemnified Persons) in respect of any matter or thing done or omitted in any way relating to the property charged by this Debenture and the Bank and any such Receiver may retain and pay all sums in respect of the same out of the monies received under the powers conferred by this Debenture.

16.	Miscellaneous

16.1
The Bank may without discharging or in any way affecting the security created by this Debenture or any remedy of the Bank grant time or other indulgence or abstain from exercising or enforcing any remedies securities guarantees or other rights which it may now or in the future have from or against the Chargor and may make any arrangement variation or release with any person or persons without prejudice either to this Debenture or the liability of the Chargor for the monies obligations and liabilities secured by this Debenture.

16.2
The Bank shall have a full and unfettered right to assign the whole or any part of the benefit of this Debenture and the expression ‘the Bank’ shall include its successors and assigns and the Bank shall be entitled to disclose any information relating to the Chargor and/or its obligations and liabilities under this Debenture and/or under the Loan and Security Agreement and/or under any of the other Loan Documents (as defined in the Loan and Security Agreement) to any actual or prospective assignee successor or participant.

16.3	The Chargor shall not and shall not purport to assign, transfer or otherwise dispose of any of its rights or obligations under this Debenture.

16.4
The provisions of this Debenture shall be severable and if at any time any one or more such provisions is or becomes invalid illegal or unenforceable the validity legality and enforceability of the remaining provisions shall not in any way be impaired.

16.5
The rights and remedies of the Bank provided by this Debenture are cumulative and are not exclusive of any rights powers or remedies provided by law and may be exercised from time to time and as often as the Bank may deem expedient.

16.6
This Debenture may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when executed and delivered shall be an original and which together shall have the same effect as if each party had signed the same document.

17.	Communications

17.1	Every notice demand or other communication under this Debenture shall be in writing and may be delivered personally or by letter or facsimile transmission dispatched as follows:

(a)       if to the Bank to:
Address:                                Silicon Valley Bank
275 Grove Street
Suite 2-200
Newton, Massachusetts 02466, U.S.A
Fax No.                                  (001) (617) 527-0177
For the Attention of:           Christopher Leary

(b)       if to the Chargor:
Address:                                c/o Global Telecom & Technology, Inc
8484 Westpark Drive, Suite 720
McLean, Virginia 22102, U.S.A
Fax No.                                  (001) (703) 442-5595
For the Attention of:           Chief Financial Officer

or such other address or facsimile number as may be notified in accordance with this clause by the relevant party to the other party for such purpose.

17.2
Every notice demand or other communication shall be deemed to have been received (if sent by post) 24 hours after being posted first class postage prepaid (if posted from and to an address within Ireland ) or 5 working days after being posted prepaid airmail (if posted from or to an address outside the United Kingdom) and (if delivered personally or by facsimile transmission) at the time of delivery or dispatch if during normal business hours on a working day in the place of intended receipt and otherwise at the opening of business in that place on the next succeeding such working day.

17.3
The Bank and any Receiver may but shall not be obliged to rely upon and act in accordance with any communication which may be or purport to be given by telephone or facsimile transmission on behalf of the Chargor by any person notified to the Bank by the Chargor as being authorised to give such communication without enquiry as to the authority and identity of the person making or purporting to make such communication.  The Chargor shall indemnify and keep the Bank or any Receiver indemnified on a full indemnity basis against all losses, claims, actions, proceedings, damages, costs and expenses incurred or sustained by the Bank as a result of relying upon or acting in accordance with any such communication.

17.4	All notices, demands or other communications under or in connection with this Debenture shall be in English.

18.	Governing Law and Jurisdiction

18.1
This Debenture and all disputes or claims arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Ireland .

18.2
The parties to this Debenture irrevocably agree that, subject as provided below, the courts ofIreland shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Debenture or its subject matter or formation (including non-contractual disputes or claims). Nothing in this clause 18  shall limit the right of the Bank to take proceedings against the Chargor in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

19.	Certificate

19.1
The Chargor certifies that neither its entry into the Loan and Security Agreement nor its entry into this Debenture contravenes its Memorandum and Articles of Association or any regulations, restrictions, conditions or stipulations affecting the charged property and that both the Loan and Security Agreement and this Debenture have been executed in accordance with such constitutional documents and other factors.

IN WITNESS WHEREOF this Debenture has been duly executed and delivered as a Deed on the date written at the beginning of this Deed.

PRESENT WHEN THE COMMON SEAL of PacketExchange (Ireland) Limited was affixed hereto:-

Witness’ signature	/s/ Breffni Sheridan
Name	Breffni Sheridan
Address	49 Baltrasna House
Spencer Dock, Dublin 1
Occupation	Solicitor

EXECUTED AND DELIVERED as a DEED	)
on behalf of SILICON VALLEY BANK	)
a company incorporated in	)
the State of California, U.S.A.	)
by	)
being a person who, in accordance	)
with the laws of that territory, is acting	)
under the authority of the company	)